Exhibit 10.30
GUARANTY AGREEMENT

     Milan Mandaric ("Guarantor") and NatureWell, Incorporated (the "Company") hereby enter into this Guaranty Agreement (the "Guaranty" or "Mandaric Guaranty") as of December 28, 2004 (the "Effective Date") for the express benefit of any party that holds an Investor Note (defined below) issued by the Company.

1.	Investor Note Defined. An "Investor Note" is any senior convertible note issued by the Company that:
	(a)	contains in its terms an express representation that it is covered by the Mandaric Guaranty; and
(b)

has on its execution page an acknowledgement from either Milan Mandaric or Benjamin Pavone, as attorney acknowledging on behalf of Milan Mandaric, that such convertible note is covered by the Mandaric Guaranty.

2.

Effect and Scope of Guaranty. This Guaranty extends, unconditionally and irrevocably and without limitation or exception (other than the conditions, limitations and exceptions specifically described within this Guaranty), to the faithful and complete payment of any sums, including principal and interest, contemplated by the Investor Notes, as such sums become required to be paid by Guarantor pursuant to the terms of this Guaranty.

3.	Guaranty for Benefit of Holders of Investor Notes. This Guaranty is for the express benefit of any holder of an Investor Note.
4.	Notifying Guarantor of Requirement to make Advances or Payments Pursuant to Guaranty.
	(a)	Deficiency Certification to be sent by Company to Guarantor:
(i)

upon determining that it will be unable to timely fulfill an upcoming obligation to pay interest and/or principal on an Investor Note, the Company shall issue to Guarantor a certification signed by its Chief Executive Officer stating such determination (a "Deficiency Certification").

(ii)

the Company shall send such Deficiency Certification(s) to Guarantor no less than twenty (20) days prior to the regular payment due date on any Investor Note for which the Company certifies that there will be a deficiency.

(iii)

a Deficiency Certification will include an accounting of the amount needed to meet the deficiency, a current list of the holders of the Investor Notes and the deficient amount allocated to each holder and a brief description of the Company's current financial condition.

	(b)	Past Due Notifications:
(i)

regardless of whether the Company failed to send a Deficiency Notification to Guarantor, or sent one that was late and/or incomplete; at any time after a regularly scheduled interest and/or principal payment on an Investor Note has not been made timely, including all extensions and/or grace periods, if any; the holder of such Investor Note (or any other party authorized by the holder, including the Company) may send a notification to Guarantor demanding payment of the amount past due (a "Past Due Notification").

(ii)

any holder of an Investor Note may require that the Company process a Past Due Notification on their behalf and the Company shall promptly process such notification, at its expense, and provide such holder with evidence of having done so.

(iii)

a valid Past Due Notification must (i) be sent according to the notice procedures described in Section 13, (ii) state the amount past due, and (iii) provide a valid address for where Guarantor is to deliver or make payment.

	(c)	Guaranty Default Notifications:
(i)

at any time after Guarantor has failed to make a timely payment demanded by a Past Due Notification and such failure is continuing; the holder of an Investor Note (or any other party authorized by the holder, including the Company) may send to Guarantor a demand for the entire unpaid balance on the Investor Note (a "Guaranty Default Notification").

(ii)

any holder of an Investor Note may require that the Company process a Guaranty Default Notification on their behalf and the Company shall promptly process such notification, at its expense, and provide such holder with evidence of having done so.

(iii)

a Guaranty Default Notification is not valid if it demands payment in full of an Investor Note for any reason other than a continuing failure of Guarantor to timely comply with a valid Past Due Notification.

(iv)

a valid Guaranty Default Notification must (i) be sent according to the notice procedures described in Section 13, (ii) include a copy of the unpaid Past Due Notification giving rise to the issuance of a Guaranty Default Notification along with evidence that it was properly sent to Guarantor (a copy of a certified or registered mail receipt or an overnight mail or other delivery service receipt will suffice), (iii) state the total amount due, and (iv) provide a valid address for where Guarantor is to deliver or make payment.

5.	Payments and Advances Required by Guarantor Pursuant to Guaranty.
	(a)	Default by Company on Investor Note not Default by Guarantor under Guaranty:
(i)

this Guaranty requires that Guarantor pay principal and/or interest on the Investor Notes whenever the Company has missed or is going to miss a payment as it was originally scheduled to be paid under the Investor Note. It does not require that Guarantor pay interest or principal on an Investor Note prior to its originally scheduled due date unless such accelerated payment is being demanded pursuant to a valid Guaranty Default Notification.

(ii)

no event of default described in the Investor Notes which entitles the holder to accelerate its maturity and make demand for immediate payment in full from the Company shall in itself be construed to entitle such holder to make demand from Guarantor for such accelerated payment under this Guaranty.

	(b)	Guarantor to Comply with Deficiency Certification and Company to Notify Holders if Guarantor Fails to Comply:
(i)

Guarantor shall, within twenty (20) days following the date that a Deficiency Certification has been sent to Guarantor, either advance to the Company an amount equal to the proposed deficiency or meet the deficiency by making payment, or causing payment to be made, directly to the holders of the Investor Notes.

(ii)

if Guarantor provides funds to the Company to meet a deficiency the Company shall provide Guarantor with an accounting and substantiation of payments made to holders. If Guarantor elects to make deficiency payments directly to holders of Investor Notes it shall provide the Company with an accounting and substantiation if requested.

(iii) if Guarantor does not timely comply with a Deficiency Certification, the Company shall promptly inform all holders of Investor Notes of Guarantor's failure to comply.
(iv) notwithstanding anything contained in this Guaranty to the contrary; only the Company make take any legal action to enforce Guarantor's failure to comply with a Deficiency Certification.
	(c)	Guarantor Required to Comply with Valid Past Due Notification and Guaranty Default Notification:
(i)

Guarantor shall, within twenty (20) days following the date that a valid Past Due Notification has been sent to Guarantor, pay directly to each such holder, or shall cause another party to pay or disburse, the amount necessary to meet the past due amount.

(ii)

Guarantor shall, within twenty (20) days following the date that a valid Guaranty Default Notification has been sent to Guarantor, pay directly to each such holder, or shall cause another party to pay or disburse, the amount necessary to meet the amount due pursuant to the notification.

	(d)	When Payments Under Guaranty are Considered Timely:
(i)

Payments required pursuant to either a Deficiency Certification or valid Past Due Notification or valid Guaranty Default Notification shall be considered timely if mailed or delivered on or before the due dates required and described in this Guaranty.

6.

Waiver by Guarantor of Defenses and Rights to Require Action by Any Party. Subject only to the requirements described in Section 4 for providing valid notice to Guarantor for payments required under this Guaranty and the due dates pursuant to Section 5 for making such payments and Guarantor's rights to condition, limit, except or nullify its obligations as described in Section 7; Guarantor hereby waives any and all defenses to the enforcement of this Guaranty, and waives any right to require that any party enforcing this Guaranty be required to do or take any action, including, but not limited to the following waivers:

	(a)	Guarantor waives any right to require that any party enforcing this Guaranty:
(i) proceed against the Company; or
(ii) proceed against or exhaust any security for the Investor Notes held by the Company or any other party; or
(iii) pursue any other remedy whatsoever.
(b)

Guarantor waives any defense arising by reason of any disability or other defense of the Company for non-payment of the Investor Notes or by reason of the cessation from any cause whatsoever of the liability of the Company under the Investor Notes; and

(c)

Guarantor waives any defense arising by means of any election or decision by any party benefiting from this Guaranty to proceed against the Company or to exercise or pursue any rights or remedies pursuant to the Investor Notes; and

	(d)	Guarantor waives demand for performance of the Company under the Investor Notes; and
(e)

Guarantor specifically waives any defense to the enforcement of this Guaranty based upon an election of remedies by any holder of an Investor Note which destroys or in any way impairs Guarantor's subrogation rights or rights to proceed against the Company for reimbursement or contribution. This waiver includes, but is not limited to, any election by any holder of an Investor Note which creates a bar in favor of the Company under California Code of Civil Procedure section 580(d) to recovery of a deficiency; and

(f)

Guarantor waives any defense that claims or alleges any actions or misdeeds by Company, whether arising out of or related to this Guaranty or any other agreement between the Company and Guarantor, including but not limited to a defense that claims that any action or failure to act on the part of the Company resulted in the Company's inability to make the required payments for the Investor Notes.

7.	Conditions, Limitations and Exceptions to Guaranty.
	(a)	Guarantor's Right to Acquire Investor Notes:
(i)

at any time after the commencement of any bankruptcy, reorganization, insolvency, liquidation or foreclosure proceeding by or against the Company, the Guarantor shall have the right, but not the obligation, to acquire any individual Investor Note, in whole but not in part, for a price equal to the full remaining face amount of the Investor Note being acquired plus accrued interest and fees due thereon as of the date of acquisition.

(ii)

if any holder chooses not to sell to Guarantor their Investor Note pursuant to this Section 7(a); Guarantor's remaining obligation for such Investor Note pursuant to this Guaranty shall be nullified, provided however, holder shall have thirty (30) days from actual receipt of a request to purchase their note to decide whether to sell to Guarantor.

(iii)

Guarantor's right hereunder to acquire Investor Notes shall be revoked if the Guarantor commenced or joined with any other creditor or creditors of the Company in commencing the bankruptcy, reorganization, insolvency, liquidation or foreclosure proceeding giving rise to Guarantor's right to acquire an Investor Note.

	(b)	Holder to Assign Excess Consideration to Guarantor:
(i)

in the event that the holder of an Investor Note receives any form of consideration or compensation against their Investor Note other than common stock pursuant to its conversion rights or ordinary interest or principal payments made by either the Company or Guarantor ("Excess Consideration"); such holder must notify Guarantor or the Company within thirty (30) days of learning that it has received Excess Consideration and must arrange to promptly assign such Excess Consideration to Guarantor, provided however, holder may require that a segregated escrow account be established, at the Company or Guarantor's expense, to hold such Excess Consideration until Guarantor's payment obligations under this Guaranty have either been fulfilled or expired.

(ii)

if Guarantor or the Company obtains knowledge that the holder of an Investor Note has received Excess Consideration; Guarantor or the Company may make demand for the assignment of such Excess Consideration to Guarantor and holder shall have thirty (30) days to decide whether to assign such Excess Consideration to Guarantor or to require that a segregated escrow account be established to hold the Excess Consideration.

(iii)

subject to Section 7(b)(v) below, if Guarantor and the Company fail to establish a segregated escrow account within sixty (60) days of a request of a holder to do so; holder may keep the Excess Consideration and there shall be no reduction made to Guarantor's obligation to such holder under this Guaranty.

(iv)

if the holder of an Investor Note chooses not to assign any Excess Consideration to Guarantor or a segregated escrow account established at holder's request, then Guarantor's obligation for such Investor Note pursuant to this Guaranty shall be reduced by an amount equal to the value of the Excess Consideration not assigned.

(v)

Notwithstanding anything contained in this Section 7(b) or this Guaranty to the contrary, any Excess Consideration received by the holder of an Investor Note which is in the form of cash or cash equivalents shall always serve to reduce the Guarantor's obligation to such Investor Note in an amount equal to such cash received regardless of whether demand has been made for such Excess Consideration or otherwise.

	(c)	Guaranty not Applicable to Investor Notes Converted into Common Stock:
(i) This Guaranty does not apply to or cover any portion of an Investor Note that has been converted pursuant to its terms into the common stock of the Company.
8.

Enforcement of Guaranty. This Guaranty is an independent obligation enforceable, subject to its terms and conditions, by either the Company or any holder of an Investor Note covered by this Guaranty, and liability and action may be maintained upon this Guaranty without the Company joining any holder of an Investor Note or any holder of an Investor Note joining any other party (including any other holder(s) or the Company). Guarantor shall pay reasonable attorney's fees and all other costs and expenses which may be incurred in the successful enforcement of this Guaranty. All rights, obligations, and benefits under this Guaranty shall be enforceable by, binding upon and inure to the benefit of the heirs, successors and assigns of the parties to and beneficiaries of this Guaranty.

9.	Guaranty Provided in Return for Valuable Consideration. Guarantor warrants that it has received adequate and valuable consideration for providing this Guaranty.
10.

Guaranty is Irrevocable. This Guaranty may not be revoked, rescinded or cancelled. If Guarantor's obligation to any Investor Note becomes subject to any condition, limitation, exception or nullification described in this Guaranty, it shall not have any impact on the obligations of Guarantor to any Investor Note that has not been rendered subject to such condition, limitation, exception or nullification.

11.	Amendments. Any amendment to this Guaranty must be approved in writing by the parties and shall only be binding upon the holders of Investor Notes that have agreed to such amendment in writing.
12.

List of Holders of Investor Notes. The Company shall maintain a current list of all holders of Investor Notes ("Noteholder List") and shall update such list whenever there have been any changes to the information contained therein. The Company shall promptly provide a copy of the list, and all updated versions, to the Guarantor.

13.	Notices.
	(a)	When any notice, demand or other communication is received by an authorized representative of the parties or the holder of an Investor Note it shall be deemed received by such party or holder.
IF TO GUARANTOR:
(b)

Any holder of an Investor Note, or their authorized representative, sending a notice, demand, or other communication to Guarantor must send it by either certified mail, return receipt requested, registered or express mail, commercial carrier or by Federal Express or other overnight courier service to the following address:

Milan Mandaric
14127 Capri Drive #2A
Los Gatos, CA 95032
Attn. Gregg Hawker, CPA

Any notice, demand or communication mailed or delivered in accordance with this section shall be deemed received by Guarantor ten (10) days after the date of mailing or delivery if evidenced by a receipt or verification showing that such mailing or delivery was attempted.

IF TO COMPANY:
(c)

When sending any communication to the Company it may be sent either by certified, regular, registered or express mail or by commercial carrier or any overnight courier service to the following address:

NatureWell, Incorporated
110 West C Street, Suite 1300
San Diego, CA 92101
Attn. James R. Arabia, CEO
IF TO HOLDER(s) OF INVESTOR NOTE(s)
(d)

Either party may send any communication to the holder of an Investor Note by regular mail to the address and contact person named in the Noteholder List, other than a request to purchase an Investor Note pursuant to Section 7(a)(i) or a demand for assignment of Excess Consideration pursuant to Section 7(b)(ii), which requests or demands may only be sent by certified mail, return receipt requested, or commercial carrier or overnight courier and shall only be deemed received as of the actual day of demonstrable receipt.

14.

Governing Law and Venue. This Guaranty is and shall be governed by and construed and enforced in accordance with the laws of the State of California without application of conflict of laws principles. Sole and proper venue and jurisdiction for any dispute or action arising out of or relating to this Guaranty shall be San Diego County Superior Court in San Diego, California.

15.

Severability. Should any one or more of the provisions of this Guaranty be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Guaranty and shall not affect the validity or enforceability of the remaining provisions.

16.

Section Titles. The section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement between the parties hereto.

17.	Gender and Number. Wherever the context so requires, all words used in the singular shall be construed to include the plural, and vice versa, and words of any gender shall include any other gender.
18.

Further Assurances. Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Guaranty.

19.

Counterparts/Facsimile Signatures. This Guaranty may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

IN WITNESS WHEREOF, the parties have executed this Guaranty Agreement as of the date first written above.
MILAN MANDARIC, an individual
By: /s/ Milan Mandaric Milan Mandaric

THE COMPANY:
NatureWell, Incorporated, a Delaware corporation
By: /s/ James R. Arabia James R. Arabia, Chief Executive Officer